UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Online

Go to **www.envisionreports.com/AQB** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 pm, ET, on June 22, 2026.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the AquaBounty Technologies, Inc. Stockholder Meeting to be Held on June 23, 2026

Under the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The AquaBounty Technologies Inc. 2025 Annual Report and 2026 Proxy Statement are available at:

www.envisionreports.com/AQB

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/AQB**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 5, 2026 to facilitate timely delivery.

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Stockholder Meeting Notice The 2026 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. will be held on Tuesday, June 23,2026, at 11:00 am, Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2,3,4, and 5: 1. To elect four directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders. 2. Ratify the independent registered public accounting firm for 2026. 3. Approve amendment to our Third Amended and Restated Certificate of Incorporation, as amended to approve a Reverse Share Split. 4. Approve non-binding advisory on compensation to our named executive officers. 5. Approve adjournment of meeting, if necessary to solicit additional proxies. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. • Internet - Go to www.envisionreports.com/AQB. Click Cast Your Vote or Request Materials. • Phone - Call us free of charge at 1-866-641-4276. • Email - Send an email to investorvote@computershare.com with "Proxy Materials AquaBounty Technologies, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 5, 2026.

online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2024 to facilitate timely

Stockholder Meeting Notice The 2024 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. will be held on Thursday, May 23, 2024, at 8:30 a.m., Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2 and 3: 1. To elect seven directors to serve on our Board of Directors for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/aqb. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials AquaBounty Technologies, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of